                         The Registrant requests that
the Registration Statement become effective immediately upon filing pursuant to
                           Securities Act Rule 462.

     As filed with the Securities and Exchange Commission on May 14, 1997

                                                       Registration No. ________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                 6711                              63-0591257
(State or other jurisdiction of        (Primary standard industrial               (I.R.S. employer
incorporation or organization)          classification code number)             identification number)


                              AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                           Birmingham, Alabama 35203
                                (205) 320-7151

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            AmSouth Bancorporation
                         Employee Stock Purchase Plan
                           (Full title of the Plan)
                                 -------------

                               STEPHEN A. YODER
                         Executive Vice President and
                                General Counsel

                            AmSouth Bancorporation
                      1901 Sixth Avenue North, Suite 920
                             AmSouth/Harbert Plaza
                           Birmingham, Alabama 35203
                                (205) 326-5319

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ----------------------------------


                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
Title of Each Class              Amount to be       Proposed Maximum         Proposed Maximum         Amount of
 of Securities to be              Registered    Offering Price Per Unit(1)   Aggregate Offering     Registration Fee
     Registered                                                                   Price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value
 (and associated Preferred
 Stock Purchase Rights)            200,000          $36.25 per share             $7,250,000              $2,197
=====================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange on May 7, 1997, as reported by The Wall Street Journal.

        Pursuant to General Instruction E of Form S-8, the contents of AmSouth Bancorporation's Registration Statement on Form S-8 (No. 33-2927) are hereby incorporated herein by reference. In addition, the following information is included herein:

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated into this Registration Statement by reference:

           1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1996.

           2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

           3. The description of the Common Stock set forth in the Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

           4. The description of the rights to purchase Series A Preferred Stock issued pursuant to the Stockholder Protection Rights Agreement dated as of June 15, 1989 set forth in the Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.    Description of Securities.

           Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

           An opinion as to the legality of the securities being registered is being provided by Carl L. Gorday, Counsel of the Registrant. Mr. Gorday has interests in the Registrant's Common Stock in an amount that is less than one-tenth of one percent of the outstanding shares of the Registrant's Common Stock.

Item 6.    Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

           The Registrant's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification and exculpation of the directors and officers of the Registrant under certain circumstances.

           Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

           Not Applicable.

Item 8.    Exhibits.

           The following exhibits are filed as part of this Registration
Statement:

           3.1 Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Exhibit 3-b).

           3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 3-b).

           4.1 Stockholder Protection Rights Agreement dated as of June 15, 1989 ("Rights Agreement") between AmSouth Bancorporation and AmSouth Bank of Alabama (formerly AmSouth Bank, National Association) as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Exhibit 4-a, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

           4.2 Certificate of Designation and Terms of Series A Preferred Stock of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Exhibit 4-c, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

           5    Opinion of Carl L. Gorday,  Counsel of Registrant

           15   Letter re Unaudited Interim Financial Information

           23.1 Consent of Ernst & Young LLP

           23.2 Consent of Carl L. Gorday (included in Exhibit 5)

           24 Powers of Attorney (contained on signature page of Registration Statement)

Item 9.    Undertakings.

           (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the
                Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 12th day of May, 1997.


                                           AMSOUTH BANCORPORATION


                                           By:        /s/ C. Dowd Ritter
                                              ----------------------------------
                                                       (C. Dowd Ritter)
                                              (Chairman of the Board, President,
                                                 and Chief Executive Officer)

           KNOW ALL MEN BY THESE PRESENTS, that each of the directors of AmSouth Bancorporation, a Delaware corporation, (the "Company") whose signature appears below does hereby constitute and appoint Stephen A. Yoder, Carl L. Gorday or William H. Caughran, Jr., and any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form S-8 to be filed by the Company with respect to its securities with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 in connection with the registration of securities to be offered pursuant to the Employee Stock Purchase Plan, and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any and all other documents in connection therewith, and to cause any and all such documents to be filed with the Securities and Exchange Commission and any state securities commissions, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do in the premises or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                               Title                                    Date
         ---------                               -----                                    ----
    /s/ C. Dowd Ritter                Chairman of the Board, President,
-------------------------------       and Chief Executive Officer                     May 12, 1997
       (C. Dowd Ritter)               (Principal Executive Officer)


  /s/ Kristen M. Hudak                Senior Executive Vice President               May 12, 1997
-------------------------------       and Chief Financial Officer
      (Kristen M. Hudak)              (Principal Financial Officer)


 /s/ Robert R. Windelspecht           Executive Vice President and                  May 12, 1997
-------------------------------       Controller (Principal Accounting
    (Robert R. Windelspecht)          Officer)


             *                        A Director
-------------------------------                                                     May 12, 1997
      (J. Harold Chandler)


             *                        A Director
-------------------------------                                                     May 12, 1997
      (Rodney C. Gilbert)


             *                        A Director
-------------------------------                                                     May 12, 1997
       (Elmer B. Harris)


             *                        A Director                                    May 12, 1997
-------------------------------
        (Donald E. Hess)


             *                        A Director
-------------------------------                                                     May 12, 1997
    (Ronald L. Kuehn, Jr.)


                                      A Director
-------------------------------
       (James R. Malone)


             *                        A Director                                    May 12, 1997
-------------------------------
      (Claude B. Nielsen)


             *                        A Director
-------------------------------                                                     May 12, 1997
(Benjamin F. Payton, Ph.D.)

             *                        A Director
-------------------------------                                                     May 12, 1997
      (Herbert A. Sklenar)



       /s/ Carl L. Gorday*
-------------------------------
           Carl L. Gorday
           Attorney-in-Fact



                                 EXHIBIT INDEX


EXHIBIT NO.           EXHIBIT

    5        Opinion of Carl L. Gorday

    15       Letter re Unaudited Interim Financial
             Information

    23.1     Consent of Ernst & Young LLP

    24 Powers of Attorney (contained on signature page of the Registration Statement)